Exhibit 10(d)

                                 AMENDMENT NO. 1
                                     TO THE
                   MET-PRO CORPORATION 1997 STOCK OPTION PLAN

This amendment to the Met-Pro Corporation 1997 Stock Option Plan (the "Plan") is made and approved this 4th day of April, 2001.

WHEREAS, the Board of Directors has adopted the Plan, and the Plan was thereafter approved by the stockholders on June 4, 1997.

WHEREAS, Section 15 of the Plan authorizes the Board of Directors to amend the Plan.

WHEREAS, the Board of Directors has previously amended the Plan by action of the Board to provide for an extended exercise date for certain non-qualified stock options following the retirement of certain non-employee Directors.

WHEREAS, the Board now desires to amend the Plan generally to provide the Board with the authority to determine the expiration date of non-qualified stock options following the cessation of services by optionholders under the Plan, as well as to grant the Board with the authority to determine the manner in which payment of the exercise price may be made.

NOW, THEREFORE, the Plan is hereby amended in the following manner:

     1. The Board ratifies action previously taken by the Board with regard to an extended expiration date of certain non-qualified stock options granted to certain non-employee Directors following their retirement from the Board.

     2.   Section 7(c) of the Plan is hereby deleted.

     3.   A new Section 7(c) is hereby added to the Plan as follows:

          "(c) A Nonstatutory Stock Option granted under the Plan may be of such duration, not longer than ten (10) years, as shall be determined by the Committee, and shall be subject to such earlier termination as determined from time to time by the Board."

     4. The provisions of Section 10 shall not be deemed to apply to non-statutory stock options, and shall be deemed to apply only to incentive stock options. Any references in Section 10 to non-employee Directors shall be deemed stricken and shall be of no effect.

     5. Section 11 (b) (ii) is amended to delete the word "or" at the end thereof; Section 11 (b) (iii) is amended to substitute the period with which it ends with a semicolon, and to add the word "or" following such semicolon; and a new Section 11 (b)(iv) is added as follows:

          "(iv) By such other means of payment as the Board may from time to time determine."

     Except as expressly provided for herein, the Plan as amended remains in force and effect, unamended and unmodified.

IN WITNESS WHEREOF, the Company has caused its authorized officer to execute this Amendment on behalf of the Company.


         WITNESS                             MET-PRO CORPORATION


                                             By: /s/ William L. Kacin
---------------------------                     --------------------------------
                                                William L. Kacin
                                                Chief Executive Officer